UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 17, 2007

IMCLONE SYSTEMS INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	0-19612	04-2834797
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

180 Varick Street
New York, New York 10014

(Address of principal executive offices) (Zip Code)

(212) 645-1405

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

ImClone Systems Incorporated (the “Company”) issued a press release on October 17, 2007 announcing that the Company, Bristol-Myers Squibb Company and Merck KGaA have entered into an agreement for the co-development and co-commercialization of ERBITUX® (cetuximab) in Japan. Under the terms of the agreement, the Company, Bristol-Myers Squibb and Merck KGaA will collaborate on a joint effort to develop and, following regulatory approval, market ERBITUX in Japan for the treatment of epidermal growth factor receptor (EGFR)-expressing metastatic colorectal cancer (mCRC), as well as for the treatment of any other cancers the parties agree to pursue. Bristol-Myers Squibb and Merck KGaA will utilize their respective sales forces in Japan, and the three companies will share profits/losses realized as a result of the agreement. Merck Serono Japan will distribute the product and record the sales for the collaboration.

The text of this press release, which is attached as Exhibit 99.1, is incorporated by reference herein in its entirety.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release of ImClone Systems Incorporated dated October 17, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMCLONE SYSTEMS INCORPORATED (Registrant)
Dated: October 18, 2007	By: /s/ Daniel J. O’Connor Daniel J. O’Connor Senior Vice President and General Counsel